                                 AGREEMENT REGARDING
                            CERTAIN EMPLOYEE BENEFIT PLANS


    THIS AGREEMENT (the "AGREEMENT") is made and entered into as of the 10th day of June, 1996 by and among ALCATEL NA CABLE SYSTEMS, INC., a Delaware corporation with its principal place of business in Hickory, North Carolina, U.S.A. (the "U.S. SELLER"), ALCATEL CANADA WIRE INC., an Ontario corporation with its principal place of business in North York, Ontario, Canada (the "CANADIAN SELLER"), SUPERIOR TELECOMMUNICATIONS INC., formerly known as Superior Teletec Inc., a Georgia corporation with its principal place of business in Atlanta, Georgia, U.S.A. (the "U.S. PURCHASER"), and SUPERIOR CABLE CORPORATION, an Ontario Corporation with its principal place of business in Ontario, Canada (the "CANADIAN PURCHASER").


                                  W I T N E S E T H:

    WHEREAS, the parties hereto entered into that certain Asset Purchase Agreement dated as of March 17, 1995, as amended pursuant to that certain Amendment to Asset Purchase Agreement dated as of May 11, 1995 (collectively, the "ASSET PURCHASE AGREEMENT"); and

    WHEREAS, the U.S. Purchaser has advised the U.S. Seller that, due to events following the Closing under the Asset Purchase Agreement, the U.S. Purchaser desires to amend the Asset Purchase Agreement upon the terms and conditions set forth herein, and the U.S. Seller is willing to make such amendments upon such terms and conditions; and

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

    Section 1.01 IN GENERAL. Certain capitalized terms used herein are defined at various places in the text of this Agreement and in Section 1.02 hereof. All capitalized terms used in this Agreement which are not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

    Section 1.02 ADDITIONAL DEFINITIONS. The following capitalized terms shall have the following meanings:

    (a) "Accrued Benefit" shall mean the accrued benefit as defined in the applicable pension plan document. The Accrued Benefit for any U.S. Seller Employee who was disabled as of the Closing Date and who has not been employed by the U.S. Purchaser on or prior to the date of this Agreement shall be determined as if such employee satisfied the definition of disability, as defined pursuant to the terms of the applicable pension plan, as of the Closing Date and continued to satisfy such definition until he or she would attain normal retirement age under the applicable pension plan.

    (b) "Annuity Contract" shall mean either (i) an individual non-participating guaranteed annuity contract or (ii) an individual annuity certificate issued in the name of an individual annuitant evidencing his rights in a non-participating guaranteed group annuity contract; provided that, in each case, such annuity contract shall be issued by a highly rated insurance company selected by the U.S. Seller in accordance with the standards set forth in Department of Labor Interpretative Bulletin Section 2509.95-1.

    (c)  "Closing Date" shall mean May 11, 1995.

    (d) "Present Value" shall mean the amount determined based upon the applicable mortality table described in Revenue Ruling 95-6 and the applicable interest rate published in the Internal Revenue Bulletin for the month preceding the beginning of the calendar year in which the lump sum payment is made. For determining lump sum payments distributed in 1996, such applicable interest rate shall be 6.06%.


                                      ARTICLE II

                   TERMINATION AND AMENDMENT OF CERTAIN PROVISIONS

    Effective as of the date hereof, Section 7.02(c) and Section 7.02(d) of the Asset Purchase Agreement are terminated, and no party hereto shall have any further rights or obligations thereunder. Effective as of the date hereof, the definition of "U.S. Seller Benefit Plan" shall not include the Alcatel NA Cable Systems, Inc. Hourly Pension Plan or the Alcatel NA Cable Systems, Inc. Salaried Pension Plan.


                                     ARTICLE III

                               ALTERNATIVE ARRANGEMENTS

    Section 3.01   NON-UNION HOURLY PENSION PLAN.

    (a) As soon as practicable following the date hereof, the U.S. Seller shall cause each U.S. Seller Employee who is identified on EXHIBIT A hereto (collectively, the "NON-UNION HOURLY EMPLOYEES") to have a fully (100%) vested nonforfeitable right to such employee's Accrued Benefit, if any, as of the Closing Date, under the Alcatel NA Cable Systems, Inc. Hourly Pension Plan (the "U.S. SELLER'S NON-UNION HOURLY PENSION PLAN"), and shall cause the U.S. Seller's Non-Union Hourly Pension Plan to pay to each Non-Union Hourly Employee his or her Accrued Benefits thereunder when and as provided in such plan, as amended pursuant to Section 3.01(c) hereof, and as provided in Section 3.01(d) hereof. Notwithstanding the foregoing or any other term of this Agreement to the contrary, the U.S. Seller shall not cause any Non-Union Hourly Employee that is rehired by the U.S. Seller prior to the distribution of his or her Accrued Benefit as provided in this
Section 3.01 to receive such a distribution.

    (b) The U.S. Purchaser shall, within ten (10) days following the date of this Agreement, distribute the notice attached as EXHIBIT B hereto to each Non-Union Hourly Employee.

    (c) As soon as practicable following the date hereof, the U.S. Seller shall amend the U.S. Seller's Non-Union Hourly Pension Plan to add a single lump sum payment and an immediate early retirement annuity option as optional forms of distribution from such plan in addition to the irrevocable annuity forms of distribution already provided for therein. Such single lump sum payment shall be equal to the Present Value, as of the date of distribution, of the participant's Accrued Benefit under the U.S. Seller's Non-Union Hourly Pension Plan as of the Closing Date. The U.S. Seller shall keep the U.S. Purchaser advised as to the status of the foregoing amendment to the U.S. Seller's Non-Union Hourly Pension Plan and, upon request, shall furnish to the U.S. Purchaser copies of the documentation related thereto. The U.S. Seller shall consider any recommendations made by the U.S. Purchaser in connection with such plan amendment.

    (d) As soon as practicable following the effective date of the amendment to the U.S. Seller's Non-Union Hourly Pension Plan described in Section 3.01(c) above, the U.S. Seller shall, pursuant to forms substantially in the form of EXHIBIT C hereto, inform each Non-Union Hourly Employee of his or her Accrued Benefit under such plan and the forms of distributions available thereunder, and shall solicit a form of distribution (I.E., a lump sum or an annuity contract) (along with any applicable waivers and spousal consents) from each such participant. As soon as practicable after collecting and processing any applicable elections, waivers, and consents, the U.S. Seller shall cause the U.S. Seller's Non-Union Hourly Pension Plan to distribute to each Non-Union Hourly Employee his or her Accrued Benefit in the form of a single lump sum payment or an irrevocable Annuity Contract in accordance with his or her election (the date on which the first such distribution is made is referred to herein as the "FIRST NON-UNION HOURLY PENSION BENEFIT DISTRIBUTION DATE" and the date on which the last such distribution is made is referred to herein as the "FINAL NON-UNION HOURLY PENSION BENEFIT DISTRIBUTION DATE"); provided, however, if the Present Value of the Accrued Benefit of such a participant does not exceed $3,500, then such participant shall automatically receive a single lump sum payment of his or her Accrued Benefit. In the event that any applicable election, waiver, or consent with respect to a given participant is not received by the U.S. Seller within ninety (90) days of the distribution of such election, waiver, and consent forms, an irrevocable Annuity Contract will be purchased for each such participant.

    The U.S. Seller shall keep the U.S. Purchaser advised as to the status of the distribution of benefits required by this Section 3.01(d) and as to the selection of an insurance company as the issuer of the Annuity Contracts to be included in such distribution. The U.S. Seller shall consider any recommendation regarding the selection of any such insurance company made by the U.S. Purchaser.

    (e) The U.S. Purchaser shall pay to the U.S. Seller, at the time and in the manner provided in Section 3.01(f) below, an amount (the "NON-UNION DISTRIBUTION COST") determined as follows:

       (i) the aggregate of (A) all amounts distributed in the form of lump sum payments pursuant to Section 3.01(d) hereof, and (B) the total cost of all Annuity Contracts distributed pursuant to Section 3.01(d) hereof; LESS

      (ii) $390,098 (the "NON-UNION HOURLY PENSION BENEFIT AMOUNT") which represents the projected benefit obligation under U.S. Seller's Non-Union Hourly Pension Plan, determined as of the Closing Date, with respect to the Non-Union Hourly Employees covered under such plan as calculated in accordance with Statement of Financial Accounting Standards No. 87 based on the assumptions utilized by the U.S. Seller for financial statement footnote disclosure purposes as of December 31, 1994; LESS

     (iii) an amount equal to 8% per annum of the Non-Union Hourly Pension Benefit Amount for the period from the Closing Date through the First Non-Union Hourly Pension Benefit Distribution Date.

    The Non-Union Distribution Cost shall be zero if the sum of the amounts described in Sections 3.01(e)(ii) and (iii) above equals or exceeds the amount described in Section 3.01(e)(i) above (such excess, if any, is referred to herein as the "NON-UNION EXCESS AMOUNT").

    (f) Within ten (10) days following the Final Non-Union Hourly Pension Benefit Distribution Date, the U.S. Seller shall notify the U.S. Purchaser (the "NON-UNION DISTRIBUTION COST NOTICE") of the amount of the Non-Union Distribution Cost. Within five (5) days following its receipt of the Non-Union Distribution Cost Notice, the U.S. Purchaser shall pay the Non-Union Distribution Cost set forth in such Non-Union Distribution Cost Notice to the U.S. Seller via wire transfer of immediately available funds to an account designated by the U.S. Seller.

    If the Non-Union Distribution Cost is zero and there is a Non-Union Excess Amount, the U.S. Seller shall pay such Non-Union Excess Amount to the U.S. Purchaser within ten (10) days following the Final Non-Union Hourly Pension Benefit Distribution Date.

    (g) Within ten (10) days following the Final Non-Union Hourly Pension Benefit Distribution Date, the U.S. Seller shall notify the U.S. Purchaser of the aggregate amount of all legal, actuarial and other administrative costs and expenses (excluding any allocation of the internal overhead cost of the U.S. Seller in connection with the performance of this Agreement by the U.S. Seller) incurred by the U.S. Seller or its Affiliates, or where appropriate, the U.S. Seller's Non-Union Hourly Pension Plan, prior to or on the Final Non-Union Hourly Pension Benefit Distribution Date (i) to accomplish or in connection with the distribution of Accrued Benefits from the U.S. Seller's Non-Union Hourly Pension Plan as provided for herein or (ii) in connection with the negotiation and preparation of this Agreement or any documents related hereto. Immediately upon its receipt of such notice, the U.S. Purchaser shall pay to the U.S. Seller, via wire transfer of immediately available funds to an account designated by the U.S. Seller, the amount set forth therein. Furthermore, at any time following the Final Non-Union Hourly Pension Benefit Distribution Date, the U.S. Seller may notify the U.S. Purchaser in writing of any additional amounts of legal, actuarial and other administrative costs and expenses (excluding any allocation of the internal overhead cost of the U.S. Seller in connection with the performance of this Agreement by the U.S. Seller) incurred by the U.S. Seller or its Affiliates, or, where appropriate, the U.S. Seller's Non-Union Hourly Pension Plan, subsequent to the Final Non-Union Hourly Pension Benefit Distribution Date (i) to accomplish or in connection with the distribution of Accrued Benefits from the U.S. Seller's Non-Union Hourly Pension Plan as provided for herein or (ii) in connection with the negotiation and preparation of this Agreement or any documents related hereto. Immediately upon its receipt of such notice, the U.S. Purchaser shall pay to the U.S. Seller, via wire transfer of immediately available funds to an account designated by the U.S. Seller, the amount set forth therein.

    Section 3.02   SALARIED PENSION PLAN.

    (a) As soon as practicable following the date hereof, the U.S. Seller shall cause each U.S. Seller Employee who is identified on EXHIBIT D hereto (collectively, the "SALARIED EMPLOYEES") to have a fully (100%) vested nonforfeitable right to such employee's Accrued Benefit, if any, as of the Closing Date, under the Alcatel NA Cable Systems, Inc. Salaried Pension Plan (the "U.S. SELLER'S SALARIED PENSION PLAN"), and shall cause the U.S. Seller's Salaried Pension Plan to pay to each Salaried Employee his or her Accrued Benefits thereunder when and as provided in such plan, as amended pursuant to
Section 3.02(c) hereof, and as provided in Section 3.02(d) hereof. Notwithstanding the foregoing or any other term of this Agreement to the contrary, the U.S. Seller shall not cause any Salaried Employee that is rehired by the U.S. Seller prior to the distribution of his or her Accrued Benefit as provided in this Section 3.02 to receive such a distribution.

    (b) The U.S. Purchaser shall, within ten (10) days following the date of this Agreement, distribute the notice attached as EXHIBIT E hereto to each Salaried Employee.

    (c) As soon as practicable following the date hereof, the U.S. Seller shall amend the U.S. Seller's Salaried Pension Plan to add a single lump sum payment and an immediate early retirement annuity as optional forms of distribution from such plan in addition to the irrevocable annuity forms of distribution already provided for therein. Such single lump sum payment shall be equal to the Present Value, as of the date of distribution, of the participant's Accrued Benefit under the U.S. Seller's Salaried Pension Plan as of the Closing Date. The U.S. Seller shall keep the U.S. Purchaser advised as to the status of the foregoing amendment to the U.S. Seller's Salaried Pension Plan and, upon request, shall furnish to the U.S. Purchaser copies of the documentation related thereto. The U.S. Seller shall consider any recommendations made by the U.S. Purchaser in connection with such plan amendment.

    (d) As soon as practicable following the effective date of the amendment to the U.S. Seller's Salaried Pension Plan described in Section 3.02(c) above, the U.S. Seller shall, pursuant to forms substantially in the form of EXHIBIT F hereto, inform each Salaried Employee of his or her Accrued Benefit under such plan and the forms of distributions available thereunder, and shall solicit a form of distribution (I.E., a lump sum or an annuity contract) (along with any applicable waivers and spousal consents) from each such participant. As soon as practicable after collecting and processing any applicable elections, waivers, and consents, the U.S. Seller shall cause the U.S. Seller's Salaried Pension Plan to distribute to each Salaried Employee his or her Accrued Benefit in the form of a single lump sum payment or an irrevocable Annuity Contract in accordance with his or her election (the date on which the first such distribution is made is referred to herein as the "FIRST SALARIED PENSION BENEFIT DISTRIBUTION DATE" and the date on which the last such distribution is made is referred to herein as the "FINAL SALARIED PENSION BENEFIT DISTRIBUTION DATE"); provided, however, if the Present Value of the Accrued Benefit of such a participant does not exceed $3,500, then such participant shall automatically receive a single lump sum payment of his or her Accrued Benefit. In the event that any applicable election, waiver, or consent with respect to a given participant is not received by the U.S. Seller within ninety (90) days of the distribution of such election, waiver, and consent forms, an irrevocable Annuity Contract will be purchased for each such participant.

    The U.S. Seller shall keep the U.S. Purchaser advised as to the status of the distribution of benefits required by this Section 3.02(d) and as to the selection of an insurance company as the issuer of the Annuity Contracts to be included in such distribution. The U.S. Seller shall consider any recommendation regarding the selection of any such insurance company made by the U.S. Purchaser.

    (e) The U.S. Purchaser shall pay to the U.S. Seller, at the time and in the manner provided in Section 3.02(f) below, an amount (the "SALARIED DISTRIBUTION COST") determined as follows:

       (i) the aggregate of (A) all amounts distributed in the form of lump sum payments pursuant to Section 3.02(d) hereof and (B) the total cost of all Annuity Contracts distributed pursuant to Section 3.02(d) hereof; LESS

      (ii) $1,144,113 (the "SALARIED PENSION BENEFIT AMOUNT") which represents the projected benefit obligation under U.S. Seller's Salaried Pension Plan, determined as of the Closing Date, with respect to the Salaried Employees covered under such plan as calculated in accordance with Statement of Financial Accounting Standards No. 87 based on the assumptions utilized by the U.S. Seller for financial statement footnote disclosure purposes as of December 31, 1994; LESS

     (iii) an amount equal to 8% per annum of the Salaried Pension Benefit Amount for the period from the Closing Date through the First Salaried Pension Benefit Distribution Date.

    The Salaried Distribution Cost shall be zero if the sum of the amounts described in Sections 3.02(e)(ii) and (iii) above equals or exceeds the amount described in Section 3.02(e)(i) above (such excess, if any, is referred to herein as the "SALARIED EXCESS AMOUNT").

    (f) Within ten (10) days following the Final Salaried Pension Benefit Distribution Date, the U.S. Seller shall notify the U.S. Purchaser (the "SALARIED DISTRIBUTION COST NOTICE") of the amount of the Salaried Distribution Cost. Within five (5) days following its receipt of the Salaried Distribution Cost Notice, the U.S. Purchaser shall pay the Salaried Distribution Cost set forth in such Salaried Distribution Cost Notice to the U.S. Seller via wire transfer of immediately available funds to an account designated by the U.S. Seller.

    If the Salaried Distribution Cost is zero and there is a Salaried Excess Amount, the U.S. Seller shall pay such Salaried Excess Amount to the U.S. Purchaser within ten (10) days following the Final Salaried Pension Benefit Distribution Date.

    (g) Within ten (10) days following the Final Salaried Pension Benefit Distribution Date, the U.S. Seller shall notify the U.S. Purchaser of the aggregate amount of all legal, actuarial and other administrative costs and expenses (excluding any allocation of the internal overhead cost of the U.S. Seller in connection with the performance of this Agreement by the U.S.

Seller) incurred by the U.S. Seller or its Affiliates, or where appropriate, the U.S. Seller's Salaried Pension Plan, prior to or on the Final Salaried Pension Benefit Distribution Date (i) to accomplish or in connection with the distribution of Accrued Benefits from the U.S. Seller's Salaried Pension Plan as provided for herein or (ii) in connection with the negotiation and preparation of this Agreement or any documents related hereto. Immediately upon its receipt of such notice, the U. S. Purchaser shall pay to the U.S. Seller, via wire transfer of immediately available funds to an account designated by the U.S. Seller, the amount set forth therein. Furthermore, at any time following the Final Salaried Pension Benefit Distribution Date, the U.S. Seller may notify the U.S. Purchaser in writing of any additional amounts of legal, actuarial and other administrative costs and expenses (excluding any allocation of the internal overhead cost of the U.S. Seller in connection with the performance of this Agreement by the U.S. Seller) incurred by the U.S. Seller or its Affiliates, or, where appropriate, the U.S. Seller's Salaried Pension Plan, subsequent to the Final Salaried Pension Benefit Distribution Date (i) to accomplish or in connection with the distribution of Accrued Benefits from the U.S. Seller's Salaried Pension Plan as provided for herein or (ii) in connection with the negotiation and preparation of this Agreement or any documents related hereto. Immediately upon its receipt of such notice, the U.S. Purchaser shall pay to the U.S. Seller, via wire transfer of immediately available funds to an account designated by the U.S. Seller, the amount set forth therein.


                                      ARTICLE IV

                        INDEMNIFICATION; ADDITIONAL LIMITATION

    Section 4.01 INDEMNIFICATION BY U.S. PURCHASER. In addition to and separate from the indemnification provided pursuant to the Asset Purchase Agreement, the U.S. Purchaser shall indemnify and hold harmless the U.S. Seller, its Affiliates, any and all officers, directors, employees and agents of the U.S. Seller or any of its Affiliates, the U.S. Seller's Non-Union Hourly Pension Plan, the U.S. Seller's Salaried Pension Plan, the trustees of both such plans and the administrative committees of both such plans from and against any and all Losses suffered or incurred by any such Person or plan as a result of or arising out of:

       (i) The failure of the U.S. Purchaser to perform any covenant or agreement of the U.S. Purchaser under this Agreement; or

      (ii) Any claim or action by any U.S. Seller Employee (or any beneficiary thereof) or by any other third party (including, without limitation, any Governmental Authority) as a result of or arising out of
    (A) the decision of the U.S. Purchaser to request an amendment to its obligations under Section 7.02(c) of the Asset Purchase Agreement as originally contained therein, (B) the execution and performance of this
Agreement by the parties hereto including, without limitation, the amendment of the U.S. Seller's Non-Union Hourly Pension Plan and the distribution of the Accrued Benefits of the Non-Union Hourly Employees from such plan, in each case as provided herein, (C) the selection of the insurance company or companies that issue any Annuity Contracts distributed pursuant to Section 3.01, or (D) the failure of any such insurance company to comply with the terms of any such Annuity Contracts; provided that no Person or plan shall be entitled to indemnification pursuant to this Section 4.01(ii) with respect to Losses caused by the gross negligence or intentional misconduct of such Person or plan; or

     (iii) Any claim or action by any U.S. Seller Employee (or any beneficiary thereof) or by any other third party (including, without limitation, any Governmental Authority) as a result of or arising out of
    (A) the decision of the U.S. Purchaser to request an amendment to its obligations under Section 7.02(d) of the Asset Purchase Agreement as originally contained therein, (B) the execution and performance of this Agreement by the parties hereto including, without limitation, the amendment of the U.S. Seller's Salaried Pension Plan and the distribution of the Accrued Benefits of the Salaried Employees from such plan, in each case as provided herein, (C) the selection of the insurance company or companies that issue any Annuity Contracts distributed pursuant to Section 3.02, or (D) the failure of any such insurance company to comply with the terms of any such Annuity Contracts; provided that no Person or plan shall be entitled to indemnification pursuant to this Section 4.01(iii) with respect to Losses caused by the gross negligence or intentional misconduct of such Person or plan.

    Section 4.02 INDEMNIFICATION BY U.S. SELLER. In addition to and separate from the indemnification provided pursuant to the Asset Purchase Agreement, subject to Section 4.03 hereof, the U.S. Seller shall indemnify and hold harmless the U.S. Purchaser, its Affiliates, and any and all officers, directors, employees and agents of the U.S. Purchaser or any of its Affiliates from and against any and all Losses suffered or incurred by any such Person as a result of or arising out of the failure of the U.S. Seller to perform any covenant or agreement of the U.S. Seller under this Agreement.

    Section 4.03 ADDITIONAL LIMITATION. Notwithstanding any other term of this Agreement, the U.S. Seller shall have no obligation to indemnify and hold harmless any Person pursuant to Section 4.02 hereof or otherwise from or against any Losses resulting from the failure of the U.S. Seller to perform any covenant or agreement under this Agreement if at the time such performance is required
(i) the U.S. Seller is prohibited from completing such performance by an injunction or other equitable remedy issued by a court of competent jurisdiction at the request of or on behalf of any U.S. Seller Employee or any beneficiary thereof or (ii) any U.S. Seller Employee or beneficiary thereof has filed an action or request with any court of competent jurisdiction seeking an order or other equitable relief from such court (A) prohibiting the U.S. Seller, the U.S. Seller's Non-Union Hourly Pension Plan or the U.S. Seller's Salaried Pension Plan from complying with one or more provisions of this Agreement or (B) causing the U.S. Seller, the U.S. Seller's Non-Union Hourly Pension Plan or the U.S. Seller's Salaried Pension to comply with one or more provisions of Section 7.01(c) or Section 7.02(d) of the Asset Purchase Agreement as in effect immediately prior to the date hereof.

    Section 4.04 NOTICE OF INDEMNITY CLAIMS. In the event any Person (the "INDEMNIFIED PERSON") should have a claim under this Article IV against any other Person (the "INDEMNIFYING PERSON") the Indemnified Person shall give written notice regarding the details pertaining to such claim, including copies of all relevant information and documents (collectively, an "INDEMNITY NOTICE"), to the Indemnifying Person within a period of thirty (30) days following the discovery of the claim by the Indemnified Person (the "CLAIM NOTICE PERIOD"). The failure by the Indemnified Person to give the Indemnity Notice to the Indemnifying Person within the Claim Notice Period shall not impair the Indemnified Person's rights hereunder except to the extent that such Indemnifying Person demonstrates that he has been irreparably prejudiced thereby.


                                      ARTICLE V

                   ADJUSTMENT DUE TO ERRORS IN EMPLOYEE CENSUS DATA

    Section 5.01 REQUEST FOR RECALCULATION. Each of the U.S. Seller and the U.S. Purchaser shall have the right to request the application of this Article V by so notifying the other such party in writing within thirty (30) days following the expiration of both the Final Non-Union Hourly Pension Benefit Distribution Date and the Final Salaried Pension Benefit Distribution Date, provided that the party making such request has a reasonable basis for believing that either (or both) of the following is accurate:

       (i) There was an error in the employee census data which was used by William M. Mercer Incorporated ("MERCER") as the basis of its determination of the Non-Union Hourly Pension Benefit Amount pursuant to Section 7.02(c)(iii) of the Asset Purchase Agreement, as originally drafted, and, if such Non-Union Hourly Pension Benefit Amount were recalculated based upon the correct employee census data (and otherwise as originally calculated), such recalculated amount would vary from $390,098 by more than $11,702; or

      (ii) There was an error in the employee census data which was used by Mercer as the basis of its determination of the Salaried Pension Benefit Amount pursuant to Section 7.02(d)(iii) of the Asset Purchase Agreement, as originally drafted, and, if such Salaried Pension Benefit Amount were recalculated based upon the correct employee census data (and otherwise as originally calculated), such recalculated amount would vary from $1,144,113 by more than $34,323.

Any notice given pursuant to this Section 5.01 shall specify that such notice is based upon Section 5.01(i), Section 5.01(ii) or both such Sections.

    Section 5.02 ADJUSTMENT. If a request is made for the application of this Article V pursuant to Section 5.01, Mercer shall be retained immediately by the U.S. Seller to perform the following services as expeditiously as possible:

       (i) The recalculation described in Section 5.01(i) above, if such request is made based solely upon that Section (such recalculated amount is referred to herein as the "RECALCULATED NON-UNION HOURLY PBO AMOUNT");

      (ii) The recalculation described in Section 5.01(ii) above, if such request is made based solely upon that Section (such recalculated amount is referred to herein as the "RECALCULATED SALARIED PBO AMOUNT"); and

     (iii) The recalculations described in Sections 5.01(i) and (ii) above, if such request is based on both such Sections.

    In the event the Recalculated Non-Union Hourly PBO Amount exceeds $401,800, the U.S. Seller shall pay the amount of such excess to the U.S. Purchaser within five (5) days following the determination of such excess by Mercer. In the event the Recalculated Non-Union Hourly PBO Amount is less than $378,396, the U.S. Purchaser shall pay the amount of such shortfall to the U.S. Seller within five (5) days following the determination of such excess.

    In the event the Recalculated Salaried PBO Amount exceeds $1,178,436, the U.S. Seller shall pay the amount of such excess to the U.S. Purchaser within five (5) days following the determination of such excess by Mercer. In the event the Recalculated Salaried PBO Amount is less than $1,109,790, the U.S. Purchaser shall pay the amount of such shortfall to the U.S. Seller within five
(5) days following the determination of such excess.

    Section 5.03 ACTUARIAL FEES. The fees and expenses charged by Mercer in connection with this Article V shall be paid as follows:


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

       (i) Solely by the party making the request under Section 5.01, if no payments are required under Section 5.02; or

      (ii) Equally by the U.S. Seller and the U.S. Purchaser, if any payment is required under Section 5.02.


                                      ARTICLE VI

                                    MISCELLANEOUS

    Section 6.01 SURVIVAL. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the execution hereof and the consummation of the transactions contemplated hereby.

    Section 6.02 CONFIDENTIALITY. Except as otherwise required by law, no party hereto shall disclose the existence of this Agreement or the terms hereof to any Person. Notwithstanding the foregoing, this Section 6.02 shall not apply to any disclosure pursuant to any notice or form attached as an Exhibit hereto.

    Section 6.03 NO IMPLIED AMENDMENT. Except as expressly provided in this Agreement, the Asset Purchase Agreement shall not be modified, amended or deemed to be modified or amended by this Agreement.

    Section 6.04 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among such parties with respect to the subject matter hereof.

    Section 6.05 WAIVER; REMEDIES. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

    Section 6.06 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

    Section 6.07 BENEFITS AND BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

    Section 6.08 CAPTIONS. The captions used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

    Section 6.09 EXHIBITS AND SCHEDULES. All exhibits and schedules referred to in this Agreement, all attachments to exhibits or schedules, and any other attachment to this Agreement are hereby incorporated by reference into this Agreement and hereby are made a part of this Agreement as if set out in full herein.

    Section 6.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

    Section 6.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

    Section 6.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 6.13 NO THIRD PARTY BENEFICIARY. Except for those Persons and plans which are not parties hereto that are given rights as provided in Article IV hereof, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

    Section 6.14 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given when provided in accordance with Section 16.01 of the Asset Purchase Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement pursuant to Section 16.07 of the Asset Purchase Agreement as of the date first above written.


                                       SELLERS:

                                       ALCATEL NA CABLE SYSTEMS, INC.


                                       By:_________________________

                                       Name:_______________________

                                       Title:______________________


                                       ALCATEL CANADA WIRE INC.


                                       By:_________________________

                                       Name:_______________________

                                       Title:______________________


                                       PURCHASERS:

                                       SUPERIOR TELECOMMUNICATIONS INC.,
                                       f/k/a Superior Teletec Inc.


                                       By:_________________________

                                       Name:_______________________

                                       Title:______________________


                                       SUPERIOR CABLE CORPORATION


                                       By:_________________________

                                       Name:_______________________

                                       Title:______________________

The undersigned joins in this Agreement as a party hereto for the purpose of agreeing to the terms hereof as required by Section 16.07 of the Asset Purchase Agreement.

                                       THE ALPINE GROUP, INC.,
                                         a Delaware corporation


                                       By:_________________________

                                       Name:_______________________

                                       Title:______________________